Exhibit 5.2

Dykema Cox Smith Weston Centre 112 E. Pecan Street, Suite 1800 San Antonio, Texas 78205 WWW.DYKEMA.COM Tel: 210.554.5500 Fax: 210.226.8395

June 30, 2015

iHeartCommunications, Inc.

Capstar TX, LLC

Citicasters Licenses, Inc.

iHM Identity, Inc.

iHeartMedia Management Services, Inc.

AMFM Texas Licenses, LLC

c/o iHeartCommunications, Inc.

200 East Basse Road

San Antonio, Texas 78209

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Texas counsel to iHeartCommunications, Inc., a Texas corporation formerly known as Clear Channel Communications, Inc. (the “Issuer”), Capstar TX, LLC, a Texas limited liability company, Citicasters Licenses, Inc., a Texas corporation, iHM Identity, Inc., a Texas corporation formerly known as Clear Channel Identity, Inc., iHeartMedia Management Services, Inc., a Texas corporation formerly known as Clear Channel Management Services, Inc., and AMFM Texas Licenses, LLC, a Texas limited liability company (each, a “Texas Guarantor” and collectively, the Texas Guarantors”) in connection with (i) the proposed issuance by the Issuer in an exchange offer of up to $950,000,000.00 aggregate principal amount of 10.625% Priority Guarantee Notes due 2023 (the “Exchange Notes”), in exchange for and in replacement of the Issuer’s outstanding 10.625% Priority Guarantee Notes due 2023 (the “Outstanding Notes”), which have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the guarantee of the Exchange Notes by each Texas Guarantor (the “Exchange Notes Guarantees”), and (ii) the Registration Statement on Form S-4 (as amended, the “Registration Statement”), filed by the Issuer and each Texas Guarantor with the Securities and Exchange Commission (the “Commission”) on or about April 13, 2015, for the purpose of registering the Exchange Notes and the Exchange Note Guarantees under the Securities Act. The Outstanding Notes have been, and the Exchange Notes

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and the Exchange Notes Guarantees will be, issued pursuant to the Indenture, dated as of February 26, 2015 (the “Indenture”), among the Issuer, the guarantors named therein, U.S. Bank National Association, as trustee, paying agent, registrar and transfer agent (in such capacity, the “Trustee”), and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the articles of incorporation, certificates of formation, by-laws and company agreements of the Issuer and the Texas Guarantors, as applicable, (ii) written consents of the board of directors of the Issuer with respect to the Exchange Notes, (iii) written consents of the board of directors or board of managers of the Texas Guarantors, as applicable, with respect to the issuance of the Exchange Notes Guarantees, (iv) Certificates of Existence issued by the Secretary of State of the State of Texas (collectively, the “Certificates of Existence”), (v) the Registration Statement, and (vi) the Indenture.

For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuer and the Texas Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer and the Texas Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer, the Texas Guarantors and others, including without limitation, the Certificate Providing Factual Support for the Legal Opinions, dated the date hereof (the “Support Certificate”), provided by the Issuer and the Texas Guarantors, among other guarantors. Our opinion in paragraph 1 below (i) as to the valid existence of the Issuer and the Texas Guarantors is based exclusively on the Certificates of Existence and the Support Certificate and (ii) as to the good standing of the Issuer and the Texas Guarantors in the State of Texas is based exclusively on the Certificates of Existence and the information displayed as of June 26, 2015, with respect to the Issuer and each Texas Guarantor on the Franchise Tax Account Status Page of the website of the Office of the Texas Comptroller, including the indication thereon that the Issuer’s and each Texas Guarantor’s right to transact business in Texas is “Active”, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates and information.

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et al. June 30, 2015

Our opinions expressed below are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any law except the laws of the State of Texas and the Texas case law decided thereunder. In addition, and without limiting the generality of the foregoing, we express no opinion as to compliance or non-compliance with: (i) Texas “Blue Sky” and federal securities laws and regulations, including, without limitation, laws and regulations relating to broker-dealer registration (including any requirement thereunder to obtain any consent, approval, authorization order of, or qualification with, any governmental body or agency); (ii) the rules and regulations of the Financial Industry Regulatory Authority (including any requirement thereunder to obtain any consent, approval, authorization order of, or qualification with, any governmental body or agency); (iii) fraudulent transfer and fraudulent conveyance laws and regulations; (iv) tax laws and regulations; (v) laws and regulations of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); (vi) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions and other local or regional governmental authorities (whether created or enabled through legislative action at the federal, state, or regional level); or (vii) any judicial or administrative decisions to the extent they deal with any of the foregoing. We express no opinion regarding the enforceability of the Exchange Notes or the Indenture (collectively the “Exchange Documents”), or any of the documents or agreements referenced therein.

Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	The Issuer and each Texas Guarantor that is a corporation is duly incorporated, existing and in good standing under the laws of the State of Texas. Each Texas Guarantor that is a limited liability company is a limited liability company duly formed, existing and in good standing under the laws of the State of Texas.

2.	The Issuer has the corporate power to enter into and perform its obligations under the Exchange Notes. Each Texas Guarantor has the corporate power or limited liability company power to enter into and perform its obligations under the Exchange Notes Guarantees.

3.	The Indenture has been duly authorized, executed and delivered by the Issuer and the Texas Guarantors.

4.

The execution and delivery of the Indenture by the Issuer and each of the Texas Guarantors and the performance by the Issuer and each of the Texas Guarantors of its obligations thereunder (including with respect to the Exchange Notes Guarantees) do not and will not conflict with, constitute, or result in, a breach or

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default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation, certificates of formation, bylaws or company agreements or other organizational documents of the Issuer and the Texas Guarantors or (ii) any statute or governmental rule or regulation of the State of Texas.

5.	To the best of our knowledge, no consent, waiver, approval, authorization or order of any State of Texas court or governmental authority of the State of Texas is required for (i) the issuance by the Issuer of the Exchange Notes and the performance by the Issuer of its obligations under the Exchange Documents, except such as have been obtained or made and are in full force and in effect, and (ii) the issuance by the Texas Guarantors of the Exchange Notes Guarantees, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

This opinion letter is limited to the specific matters stated in paragraphs 1 - 5 above, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion letter should the present laws of the State of Texas be changed by legislative action, judicial decision or otherwise.

Where the phrase “to the best of our knowledge” appears in this opinion letter, it means that we are relying, with your consent, upon such certificates as we have deemed appropriate from the Issuer or the Texas Guarantors, as appropriate, and upon the actual conscious awareness of attorneys of our firm who have given substantive legal attention to matters on behalf of the Issuer and the Texas Guarantors in connection with the transactions covered hereby; however, we have not undertaken any independent investigation (including, without limitation, the review of any court file or indices) to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Issuer and the Texas Guarantors.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion letter to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Dykema Cox Smith